Ruger Sets the Record Straight on Competitor Beretta’s Attempt to Seize Control of Ruger

Beretta Sought to Buy Ruger Stock at a 15% Discount from Ruger in a Private Placement and to Obtain Disproportionate Board Representation and Voting Power that Would Give It Near-Veto Power Over Important Matters

Beretta’s Self-Serving Demands Included Appointing Its Own CEO to Ruger’s Board in Violation of U.S. Antitrust Laws

Ruger’s Board Has Sought to Engage Constructively with Beretta and Its Leadership and Has Traveled to Europe Multiple Times for Meetings with Beretta

When Ruger’s Board was Unable to Meet Beretta’s Demands, Beretta’s Leadership Threatened to Launch a “War” and Nominated Four Directors, Including One Who is on the Board of a Beretta Subsidiary

Ruger’s Board Will Continue to Protect Ruger’s Stockholders and All Ruger Stakeholders

On February 24, 2026, Sturm, Ruger & Company, Inc. (NYSE: RGR) (“Ruger” or the “Company”) received a notice from Beretta Holding S.A. (“Beretta”) stating Beretta’s intention to nominate four candidates for election to Ruger’s Board of Directors at the Company’s 2026 Annual Meeting of Stockholders. The Company, in consultation with its advisors, is reviewing the notice in accordance with Ruger’s established procedures and applicable law.

To date, Ruger has not publicly responded to Beretta’s characterization of Ruger’s actions and decisions. However, because of mischaracterizations and omissions in Beretta’s communications, Ruger feels it is necessary to set the record straight.

BERETTA FALSELY CLAIMS RUGER FAILED TO CONSTRUCTIVELY ENGAGE. IN FACT, BERETTA STEALTHILY ACCUMULATED A LARGE POSITION, REFUSED TO PAUSE STOCK PURCHASES PENDING NEGOTIATIONS AND THEN DEMANDED DISCOUNTED STOCK AND OUTSIZED GOVERNANCE RIGHTS.

•	Ruger first became aware of Beretta’s interest in Ruger on September 22, 2025, when Beretta filed a Schedule 13D reporting an approximately 7.7% stake in Ruger. Beretta did not contact Ruger before or in connection with that filing. The 13D stated that Beretta had no “present intention” to take control of Ruger.

•	In the days and weeks that followed, Ruger representatives reached out to Beretta and offered to meet with Beretta repeatedly and asked that Beretta pause its share accumulation pending discussions.

•	Beretta refused to pause its accumulation and so, on October 14, 2025, the Ruger Board adopted a short-term stockholder rights plan to protect the interests of all Ruger stockholders from Beretta’s ongoing creeping takeover.

•	In the following weeks, Beretta declined Ruger’s invitations for in-person principal-to-principal meetings, while sending a series of aggressive letters through counsel.

•	Eventually, following outreach from the Ruger Chair, a meeting was held in Paris on December 15, 2025. At that meeting, Beretta’s Chair indicated a long-term plan to combine Ruger with Beretta but made no formal proposal. Beretta’s Chair also indicated that he had no interest in the status quo and that he would find a way to increase his position if Ruger remained resistant.

•	Representatives of the parties met again in Luxembourg in February 2026 and traded several proposals but were unable to reach an agreement.

BERETTA REPEATEDLY DEMANDED TERMS THAT WOULD TRANSFER VALUE FROM OTHER RUGER STOCKHOLDERS TO BERETTA AND UNDERMINE RUGER’S STATUS AS AN INDEPENDENT PUBLIC COMPANY.

•	Following the Luxembourg meeting, Ruger made multiple good-faith and constructive proposals to Beretta that were designed to avoid a costly and distracting proxy contest and allow the Company to remain focused on executing its strategy. These proposals were carefully structured to preserve Ruger’s independence as a public company and ensure compliance with applicable antitrust and national security laws. The proposals would have permitted Beretta to:

o	increase its ownership position up to a cap;

o	designate directors; and

o	explore opportunities for true commercial collaboration with Ruger.

•	In contrast, Beretta repeatedly advanced extreme demands and threatened to “go to war” if those demands were not met.

o	Beretta demanded multiple times that Ruger issue additional shares to Beretta at a 15% discount, which would have diluted existing stockholders and transferred value to Beretta at stockholder expense.

o	Beretta demanded 25% of Ruger and the right to vote those shares in their own self-interest.

o	Beretta, a competitor of Ruger, demanded that it receive disproportionate representation on the Board, and sought to appoint a member of the Beretta management team to Ruger’s Board, which would violate U.S. antitrust laws.

o	The board seats and ownership level Beretta demanded would trigger mandatory CFIUS review, implicating sensitive national security issues.

o	Beretta demanded that Ruger dismantle its stockholder rights plan and refused to agree to a customary standstill.

•	Ruger communicated to Beretta that its demands were inconsistent with U.S. corporate governance best practices and applicable law.

BERETTA FALSELY CLAIMS THAT RUGER’S BOARD REFRESHMENT WAS “REACTIVE”. IN FACT, THIS REFRESHMENT PROCESS HAS BEEN IN THE WORKS SINCE PRIOR TO BERETTA’S INVESTMENT AND RUGER DELAYED FINALIZING THE REFRESHMENT IN A GOOD-FAITH EFFORT TO REACH A RESOLUTION WITH BERETTA.

•	On February 23, 2026, Ruger announced the appointment of three new directors to its Board, following the retirement of three former Board Members.

o	Combined with the earlier appointments of CEO Todd Seyfert and industry veteran Bruce Pettet, five directors have joined the Ruger Board within the past year through rigorous and well-established governance processes.

o	This substantial refreshment of Ruger’s Board began before Beretta’s investment in the Company became known and underscores Ruger’s proactive approach to Board composition and its commitment to maintaining the operational rigor and strategic focus required to compete and win for the benefit of all stockholders.

o	Beretta’s criticism of the tenure of members of Ruger’s Board is surprising given that its own board has directors that have served the Beretta group since the 1990s.

•	These actions stand in sharp contrast to Beretta’s disruptive and coercive campaign that seeks to undermine the governance norms and processes that protect public investors.

•	Beretta’s actions are not those of a stockholder who is trying to improve Ruger in the interests of all stockholders.

•	One of the individuals nominated by Beretta as an “independent” director serves as a director of a subsidiary of Beretta.

Ruger’s Board and management team remain firmly committed to their fiduciary duties to all Ruger stockholders.

While Ruger remains ready and willing to engage constructively with Beretta for the benefit of all stockholders, the Board is committed to continuing to act decisively to protect Ruger’s other stockholders from Beretta's aggressive campaign to seize control on unfair terms. Ruger will continue to communicate with all Ruger stakeholders as this situation develops.

About Sturm, Ruger & Co., Inc.

Sturm, Ruger & Co., Inc. is one of the nation's leading manufacturers of rugged, reliable firearms for the commercial sporting market. With products made in America, Ruger offers consumers almost 800 variations of more than 40 product lines, across the Ruger, Marlin and Glenfield brands. For over 75 years, Sturm, Ruger & Co., Inc. has been a model of corporate and community responsibility. Our motto, "Arms Makers for Responsible Citizens®," echoes our commitment to these principles as we work hard to deliver quality and innovative firearms.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect the current expectations of management and are subject to various risks and uncertainties that could cause actual results to differ materially. Important risk factors that could affect Ruger’s operations and financial performance are detailed in its most recent Form 10-K and subsequent SEC filings. Ruger undertakes no obligation to update or revise any forward-looking statements made herein.

Important Information and Where to Find It

Ruger intends to file a proxy statement and CAMO GREEN proxy card and other relevant documents with the SEC in connection with its solicitation of proxies from the Company’s stockholders for Ruger’s 2026 Annual Meeting of Stockholders (the “Proxy Statement”). This press release is neither a solicitation of a proxy nor a substitute for any proxy statement or other document that Ruger may file with the SEC in connection with any solicitation by Ruger. RUGER STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY RUGER AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain copies of these documents and other documents filed with the SEC by Ruger free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Ruger are also available free of charge by accessing the "Corporate" section of the Company's website at www.ruger.com/corporate.

Certain Information Regarding Participants

Ruger and its directors and certain of its executive officers will be deemed to be “participants” (as defined in Schedule 14A under the Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s stockholders by Ruger in connection with the matters to be considered at Ruger’s 2026 Annual Meeting of Stockholders. Information regarding the names of Ruger’s executive officers and directors and their respective interests in Ruger by security holdings or otherwise is set forth (i) in Ruger’s proxy statement for the 2025 Annual Meeting of Stockholders, which was filed with the SEC on April 17, 2025 (the “2025 Proxy Statement”), which is available here, including under the headings “Proposal 1: Election of Directors”, “The Board of Directors, Its Committees and Policies”, “Committees of the Board”, “Director Compensation”, “Directors’ and Executive Officers’ Beneficial Equity Ownership”, “Beneficial Ownership Of Directors And Management Table”, “Certain Relationships And Related-Party Transactions”, “Proposal No. 3 – Advisory Vote on Compensation of Named Executive Officers”, “Compensation Discussion and Analysis”, “Executive Compensation”, “Potential Payments Upon Termination Or Change In Control”, “Potential And Actual Payments Under Severance Agreements Table”, “Pension Plans”, “Chief Executive Officer Pay Ratio” and “Pay Versus Performance (PVP)” and (ii) under Item 5.02 “Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” in the Current Reports on Form 8-K filed by Ruger with the SEC on June 20, 2025 (available here), and February 23, 2026 (available here). To the extent holdings of such persons in the Company’s securities have changed since the amounts described in the 2025 Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC, by Benjamin P. Quinn on May 2, 2025 (available here), by John A. Cosentino, Jr. on May 8, 2025 (available here), by Phillip C. Widman on May 8, 2025 (available here), by Timothy M. Lowney on May 8, 2025 (available here), by John A. Cosentino, Jr. on June 2, 2025 (available here), by Phillip C. Widman on June 2, 2025 (available here), by Ronald C. Whitaker on June 2, 2025 (available here), by Amir P. Rosenthal on June 2, 2025 (available here), by Terrence G. O’Connor on June 2, 2025 (available here), by Sarah F. Colbert on June 3, 2025 (available here), by Bruce T. Pettet on June 27, 2025 (available here), by Bruce T. Pettet on July 2, 2025 (available here), by Bruce T. Pettet on August 13, 2025 (available here), by Amir P. Rosenthal on November 17, 2025 (available here), by Thomas A. Dineen on March 4, 2026 (available here), by Shawn C. Leska on March 4, 2026 (available here), by Sarah F. Colbert on March 4, 2026 (available here), by Robert J. Werkmeister, Jr. on March 4, 2026 (available here), and by Michael W. Wilson on March 4, 2026 (available here). Additional information can also be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 2, 2026, which is available here. Details concerning the nominees of Ruger’s Board of Directors for election at the 2026 Annual Meeting will be included in the Proxy Statement. These documents, including the definitive Proxy Statement (and any amendments or supplements thereto) and other documents filed by the Company with the SEC, are or will be available free of charge at the SEC’s website at www.sec.gov. Copies of the documents filed by Ruger are also available free of charge by accessing the "Corporate" section of the Company's website at www.ruger.com/corporate.